SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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EOG Resources, Inc. (Name of Registrant as Specified In Its Charter) (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EOG RESOURCES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 6, 2003

TO THE SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of EOG Resources, Inc. (the “Company”) will be held in the La Salle “A” Ballroom of the Doubletree Hotel at Allen Center, 400 Dallas Street, Houston, Texas, at 2:00 p.m. Houston time on Tuesday, May 6, 2003, for the following purposes:

1.	To elect seven directors of the Company to hold office until the next annual meeting of shareholders and until their respective successors are duly elected and qualified;

2.	To ratify the Board of Directors’ appointment of Deloitte & Touche LLP, independent public accountants, as auditors for the Company for the year ending December 31, 2003; and

3.	To transact such other business as may properly be brought before the meeting or any adjournments thereof.

Holders of record of Common Stock of the Company at the close of business on March 10, 2003, will be entitled to notice of and to vote at the meeting or any adjournments thereof.

Shareholders who do not expect to attend the meeting are encouraged to vote via the Internet, vote by phone or vote by returning a signed proxy card.

By Order of the Board of Directors,

PATRICIA L. EDWARDS
Vice President, Human Resources, Administration
& Corporate Secretary

Houston, Texas
March 27, 2003

EOG RESOURCES, INC.

PROXY STATEMENT

The enclosed form of proxy is solicited by the Board of Directors of EOG Resources, Inc. (the “Company” or “EOG”) to be used at the annual meeting of shareholders to be held in the La Salle “A” Ballroom of the Doubletree Hotel at Allen Center, 400 Dallas Street, Houston, Texas, at 2:00 p.m. Houston time on Tuesday, May 6, 2003 (the “Annual Meeting”). The mailing address of the principal executive offices of the Company is 333 Clay Street, Suite 4200, Houston, Texas 77002. This proxy statement and the related proxy are to be first sent or given to the shareholders of the Company on approximately March 27, 2003. Any shareholder giving a proxy may revoke it at any time provided written notice of such revocation is received by the Vice President, Human Resources, Administration & Corporate Secretary of the Company before such proxy is voted; otherwise, if received in time, properly completed proxies will be voted at the Annual Meeting in accordance with the instructions specified thereon. Shareholders attending the Annual Meeting may revoke their proxies and vote in person.

Holders of record at the close of business on March 10, 2003, of Common Stock of the Company, par value $.01 per share (the “Common Stock”), will be entitled to one vote per share on all matters submitted to the meeting. On March 10, 2003, the record date, there were outstanding 114,940,924 shares of Common Stock. There are no other voting securities outstanding.

The Company’s annual report to shareholders for the year ended December 31, 2002, is being mailed herewith to all shareholders entitled to vote at the Annual Meeting. However, the annual report to shareholders does not constitute a part of the proxy soliciting materials.

ITEM 1.

ELECTION OF DIRECTORS

At the Annual Meeting, seven directors are to be elected to hold office until the next succeeding annual meeting of the shareholders and until their respective successors have been elected and qualified. All of the nominees are currently directors of the Company. Proxies cannot be voted for a greater number of persons than the number of nominees named on the enclosed form of proxy. A majority of the votes cast in person or by proxy by the holders of Common Stock is required to elect a director. Accordingly, under Delaware law, abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item) would not have the same effect as a vote withheld with respect to a particular director. Shareholders may not cumulate their votes in the election of directors.

It is the intention of the persons named in the enclosed proxy to vote such proxy “FOR” the election of the nominees named herein. Should any nominee become unavailable for election, discretionary authority is conferred to vote for a substitute. The following information regarding the nominees, their principal occupations, employment history and directorships in certain companies is as reported by the respective nominees.

GEORGE A. ALCORN, 70
Director since 2000

Mr. Alcorn has served as President of Alcorn Exploration, Inc. for more than the past five years. He is a past chairman of the Independent Petroleum Association of America and a founding member and past chairman of the Natural Gas Council.

CHARLES R. CRISP, 55
Director since 2002

Mr. Crisp’s principal occupation is investments. Mr. Crisp was President and Chief Executive Officer and a Director of Coral Energy, LLC, a subsidiary of Shell Oil Company from 1999 until his retirement in November 2000, and President and Chief Operating Officer and a Director from January 1998 through February 1999. Mr. Crisp joined Houston Industries in 1996 and became President of their domestic power generation group in 1997. He is on the Advisory Board of Directors for the transmission business of Entergy.

MARK G. PAPA, 56
Director since 1998

Mr. Papa was elected Chairman of the Board and Chief Executive Officer of the Company in August 1999, President and CEO and Director in September 1998, President and Chief Operating Officer in September 1997, President in December 1996 and was President-North America Operations from February 1994 to September 1998. Mr. Papa joined Belco Petroleum Corporation, a predecessor of the Company, in 1981. Mr. Papa is also a director of Oil States International, Inc., an oilfield services company, and Chairman of the U.S. Oil and Gas Association.

EDWARD RANDALL, III, 76
Director since 1990

Mr. Randall’s principal occupation has been investments for more than the past five years. Mr. Randall is also a director of Kinder Morgan, Inc., a midstream energy company.

EDMUND P. SEGNER, III, 49
Director since 1999

Mr. Segner became President and Chief of Staff and Director of the Company in August 1999. He became Vice Chairman and Chief of Staff in September 1997. He was also a Director of the Company from January 1997 to October 1997. Mr. Segner is the Company’s principal financial officer.

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DONALD F. TEXTOR, 56
Director since 2001

Mr. Textor’s principal occupation is investments. Mr. Textor was a partner and managing director at Goldman Sachs until his retirement in March 2001. For 22 years he was the firm’s senior security analyst for domestic integrated oils and exploration and production companies.

FRANK G. WISNER, 64
Director since 1997

Mr. Wisner has served as Vice Chairman of American International Group Inc. since 1997, following his retirement as U.S. Ambassador to India. American International Group Inc. is an insurance company, which provides risk insurance to companies investing in foreign operations. Mr. Wisner’s more than 35-year career with the U.S. State Department, primarily in Africa, Asia and Washington, D.C., included serving as U.S. Ambassador to the Philippines, Egypt and Zambia. Mr. Wisner is also a director of Ethan Allen Interiors Inc.

Security Ownership of Certain Beneficial Owners on December 31, 2002

The Company knows of no one who beneficially owns in excess of 5% of the Company’s Common Stock except as set forth in the table below:

		Amount and Nature of Beneficial Ownership
Title of Class	Name and Address of Beneficial Owner	Sole Voting and Investment Power	Percent of Class
Common	Davis Selected Advisors, LP 609 Fifth Ave New York, NY 10017	10,282,043	9.0%
Common	Capital Research & Management 333 South Hope St Los Angeles, CA 90071-1447	9,175,000	8.0%
Common	Fidelity Management & Research Co. 82 Devonshire St. Boston, MA 02109	6,041,985	5.3%

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Security Ownership of the Board of Directors and Management on February 14, 2003
Title of Class	Name	Shares Beneficially Owned (1)	Options Exercisable by 4-15-03	Phantom Shares (2)	Total Ownership (3)
EOG Resources, Inc.	George A. Alcorn	2,650	10,500	0	13,150
Common Stock	Charles R. Crisp (4)	0	0	0	0
	Barry Hunsaker, Jr.	21,134	105,720	7,694	134,548
	Loren M. Leiker	57,685	113,500	10,470	181,655
	Mark G. Papa	144,506	590,565	77,280	812,351
	Edward Randall, III	87,500	7,000	16,837	111,337
	Edmund P. Segner, III	56,493	197,000	21,524	275,017
	Donald F. Textor	10,000	10,500	2,411	22,911
	Gary L. Thomas	102,508	349,050	10,470	462,028
	Frank G. Wisner	0	44,000	2,460	46,460
	All directors and executive officers as a Group (11 in number)	486,092	1,442,210	151,544	2,079,846

(1)

Includes shares for which the person directly or indirectly has sole or shared voting and investment power, shares held under the EOG Resources, Inc. Savings Plan (the “Savings Plan”) for which the participant has sole voting power and limited investment power, and restricted shares held under the EOG Resources, Inc. 1992 Stock Plan (the “1992 Stock Plan”) for which the participant has sole voting power and no investment power until such shares vest in accordance with plan provisions.

(2)

Includes restricted stock units held under the 1992 Stock Plan for which the participant has no voting or investment power until such units vest and are released as shares in accordance with plan provisions. Also includes shares held in the Phantom Stock Account of the EOG Resources, Inc. 1996 Deferral Plan (the “1996 Deferral Plan”) for which the participant has a vested right, but has no voting or investment power until such shares are released in accordance with plan provisions and the participant’s deferral election.

(3)	No director or officer of the Company owns or has the right to acquire more than 1% of the outstanding Common Stock.

(4)	Mr. Crisp purchased 1,400 shares on March 4, 2003.

Board of Directors and Committees

The Board of Directors uses working committees with functional responsibility in the more complex recurring areas where disinterested oversight is required. The Audit Committee is the communication link between the Board of Directors and independent auditors of the Company. The Audit Committee recommends to the Board of Directors the appointment of independent public accountants as auditors for the Company and reviews, as deemed appropriate, the scope of the audit, the accounting policies and reporting practices, the system of internal controls, compliance with policies regarding business conduct and other matters. The Audit Committee met seven times during the year ended December 31, 2002, and is currently composed of Messrs. Textor (Chairman), Alcorn, Crisp, Randall and Wisner.

The Compensation Committee is responsible for administration of the Company stock plans and approval of compensation arrangements of senior management. The Compensation Committee met four times during the year ended December 31, 2002, and is currently composed of Messrs. Randall (Chairman), Alcorn, Crisp, Textor and Wisner.

The International Strategy Committee, which was abolished by the Board of Directors on February 20, 2003, provided a forum for the consideration of international business opportunities and for the discussion of international business and political developments that could affect project operations and development. The International Strategy Committee met once during the year ended December 31, 2002, and was composed of Messrs. Wisner (Chairman), Alcorn, Crisp, Randall and Textor.

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The Nominating Committee is responsible for proposing qualified candidates to fill vacancies on the Board of Directors without regard to race, sex, age, religion or physical disability. The Nominating Committee met once during the year ended December 31, 2002. The Nominating Committee will consider nominees recommended by shareholders in accordance with the procedures outlined on page 17 in this Proxy Statement. The Nominating Committee is composed of Messrs. Alcorn (Chairman), Crisp, Randall, Textor and Wisner.

The Corporate Governance Committee is responsible for developing and recommending corporate governance principles applicable to the Company and for oversight of the evaluation of the Board of Directors and management. The Corporate Governance Committee was created by the Board of Directors on September 10, 2002, did not meet during the year ended December 31, 2002, and is currently composed of Messrs. Wisner (Chairman), Alcorn, Crisp, Randall and Textor.

The Board of Directors held eight regularly scheduled meetings during the year ended December 31, 2002. Each director attended at least 75% of the total number of meetings of the Board of Directors and the committees on which the director served.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation

Each director who was not an employee of the Company or its affiliates (“nonemployee director”), received director fees of $11,250 for each of the first two quarters in 2002, based on an annual fee of $45,000, other than Mr. Crisp who was elected to the Board of Directors in May 2002 and received a director fee of $7,500 for the last two months of the second quarter. In the third quarter of 2002, the annual fee was increased to $60,000, and each nonemployee director received director fees of $15,000 for each of the last two quarters of 2002. Total director fees earned in 2002 were $247,500.

Nonemployee directors can defer fees to a later specified date by participating in the 1996 Deferral Plan. Under the 1996 Deferral Plan, deferrals are invested into either a Flexible Deferral Account in which deferrals are treated as if they had been invested into various investment funds or into a Phantom Stock Account in which deferrals are treated as if they had purchased Company Common Stock including reinvestment of dividends. In 2002 four of the nonemployee directors participated in the 1996 Deferral Plan.

Nonemployee directors also participate in the Amended and Restated EOG Resources, Inc. 1993 Nonemployee Directors Stock Option Plan (the “Directors Stock Option Plan”), which was approved by Company shareholders at the 2002 annual meeting. Under the terms of the Directors Stock Option Plan, each nonemployee director receives on the date of each annual meeting options to purchase 7,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. In addition, each nonemployee director who is elected or appointed to the Board of Directors for the first time after an annual meeting is granted on the date of such election or appointment, options to purchase 7,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. Options granted under the Directors Stock Option Plan vest 50% after one year and 100% after two years of service as a director following the date of grant. All options expire ten years from the date of grant. During 2002, Messrs. Alcorn, Crisp, Randall, Textor and Wisner were each granted 7,000 options at an exercise price of $42.38 per share.

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REPORT FROM THE COMPENSATION COMMITTEE REGARDING
EXECUTIVE COMPENSATION

Compensation for Company officers is administered by the Compensation Committee of the Board of Directors (the “Committee”), which is composed exclusively of outside directors. It is the responsibility of the Committee to develop compensation philosophy, authorize salary increases, annual bonuses and long-term incentive grants for executive officers, and approve other incentive programs, including stock-based programs, consistent with the stated philosophy.

The Committee believes that appropriately balanced compensation components contribute to the success of the Company and that the best compensation philosophy is to put a substantial portion of the total compensation package at risk, tied to both the financial results achieved by the Company and the performance of the Common Stock of the Company. The Committee reviews an annual analysis of executive base salaries, annual bonuses and long-term incentives paid by the industry peer companies included in the “Comparative Stock Performance” section, based on data reported in current proxy statements. The Committee supports a practice of paying base salaries that approximate the median of the competitive market, and bonuses and long term incentives which deliver above average compensation if financial results and/or shareholder return exceed the average achieved by peer companies.

The Committee also believes that it is in the best interest of shareholders for executive officers to maintain a certain level of ownership in the Company. Therefore, stock ownership guidelines have been established ranging from one times base salary for Vice Presidents up to five times base salary for the Chief Executive Officer. Each executive officer currently meets the stated ownership guideline.

Annual Bonuses.    Annual bonuses are paid to executive officers under the Company’s Executive Officer Annual Bonus Plan, which was approved by shareholders in 2001. The performance goal necessary for payment of bonuses is the achievement of positive Net Income Available to Common, excluding nonrecurring or extraordinary items, as reported in the Company’s year-end earnings release. This performance goal was met in 2002. The maximum individual bonus for any calendar year is $2,000,000. The Committee may reduce the bonus payable to an executive officer below the maximum amount based on objective or subjective criteria in its sole discretion. The criteria currently considered by the Committee are reinvestment rate of return, production volume growth, reserve replacement, finding costs, stock price performance relative to peer companies and the level of cash flow and net income. These goals are designed to address both current financial performance and the long-term development of the Company. No specific formula is used for weighting these performance criteria. For bonuses paid in 2003 for 2002 performance, the Committee approved delivery of 20% of any bonus of $5,000 or greater in restricted stock units that vest after five years, at a 50% premium to cash. In addition, executives can choose to receive the cash portion of their annual bonus in a combination of cash, stock options at a 50% premium to cash, and/or restricted stock units with a premium to cash of between 5% and 25%, depending on the vesting schedule chosen.

Stock Plan.    The Company's 1992 Stock Plan is the long-term incentive component for executive officers of the Company. Under the 1992 Stock Plan, the Committee is authorized to grant awards of stock options, restricted stock and restricted stock units. Stock options are normally granted to executive officers on an annual basis. Stock options normally vest over four years, are exercisable for ten years and are granted at an option price equal to the fair market value of Common Stock on the date of grant. Stock options granted in lieu of bonus cash vest immediately and are exercisable for seven years. Stock option awards are made at levels that are not anticipated to generate significant benefits relative to the industry peer group unless the Common Stock performs correspondingly well during the life of the grant. With the success of the Company (and the resulting benefits to its shareholders), this component becomes a larger part of the total compensation package. Occasionally, the Committee grants restricted stock or restricted stock units for specific reasons such as retention or to address external market pressures or in lieu of cash bonuses, as discussed previously.

Chief Executive Officer Compensation.    Under the provisions of Mr. Papa's employment agreement with the Company, which was amended on June 20, 2001, Mr. Papa's annual salary will be no less than $650,000. In July 2002, based on competitive market data, Mr. Papa's salary was increased to $800,000. In August

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2002, Mr. Papa was granted 180,000 stock options that were priced at the fair market value of Common Stock on the date of grant, consistent with the stated long-term incentive objectives. The options vest over four years, and are exercisable for ten years. In February 2003, Mr. Papa was paid a bonus for 2002 performance under the Company's Executive Officer Annual Bonus Plan consisting of 6,717 restricted stock units that vest after five years and 25,075 restricted stock units that vest in one-third increments after three, four and five years. Mr. Papa's bonus did not have a cash component. In determining the level of Mr. Papa's bonus, the Committee considered the criteria previously discussed.

Compliance with Internal Revenue Code Section 162(m).    Section 162(m) of the Internal Revenue Code, as amended, generally disallows a tax deduction to public companies for compensation over $1 million paid to the Chief Executive Officer and the four other most highly compensated executive officers of a company, as reported in that company's proxy statement. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The Company has structured the key component of its long-term incentives in the form of stock option grants that comply with the statute. The Company's Executive Officer Annual Bonus Plan also complies with the statute. The Committee is committed to preserving the deductibility of compensation under Section 162(m) whenever possible, but may grant awards that are non-deductible, such as restricted stock and restricted stock units, if it feels such grants are in the best interest of the Company. All compensation paid in 2002 was deductible.

COMPENSATION COMMITTEE

Edward Randall, III (Chairman)
George A. Alcorn
Charles R. Crisp
Donald F. Textor
Frank G. Wisner

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Comparative Stock Performance

The performance graph shown below was prepared by Value Line, Inc., for use in this proxy statement. As required by applicable rules of the Securities and Exchange Commission (the “SEC”), the graph was prepared based upon the following assumptions:

1.	$100 was invested on December 31, 1997 in Common Stock of EOG, the Standard & Poors 500 and a peer group of independent exploration and production companies (the “Peer Group”).

2.	The investments in the Peer Group are weighted based on the market capitalization of each individual company within the Peer Group at the beginning of each year.

3.	Dividends are reinvested on the ex-dividend dates.

The companies that comprise the Peer Group are as follows: Anadarko Petroleum Corporation, Apache Corporation, Burlington Resources Inc., Noble Affiliates, Inc., Oryx Energy Company (acquired by Kerr-McGee in February 1999), Pioneer Natural Resources Company, Santa Fe Snyder Corp. (acquired by Devon Energy Corporation in August 2000), Ocean Energy, Inc. (formerly Seagull Energy Corporation), Union Pacific Resources Company (acquired by Anadarko Petroleum Corporation in July 2000), Union Texas Petroleum Holdings Inc. (acquired by Atlantic Richfield Company in June 1998, which was acquired by BP Amoco PLC in April 2000) and Vastar Resources, Inc. (acquired by BP Amoco PLC in September 2000).

COMPARATIVE TOTAL RETURNS
Comparison of Five-Year Cumulative Total Return
EOG Resources Inc., Standard & Poors 500 and Peer Group
(Performance Results Through December 31, 2002)

	1997	1998	1999	2000	2001	2002
EOG Resources, Inc.	100.00	81.93	83.95	266.90	191.88	196.71
Standard & Poors 500	100.00	126.71	151.56	136.20	118.43	90.76
Peer Group	100.00	70.22	81.63	103.26	84.09	86.24

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Executive Compensation

The following table summarizes certain information regarding compensation paid or accrued during each of the last three fiscal years to the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (the “Named Officers”):

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long-Term Compensation
Name & Principal Position	Year	Salary	Bonus		Other Annual Compensation (1)	Restricted Stock Awards (2)	Securities Underlying Options	LTIP Payouts	All Other Compensation (3)
Mark G. Papa	2002	$733,654	$0	(4)	$20,827	$883,678	257,065	$0	$204,106
Chairman and Chief	2001	$664,808	$0	(4)	$37,227	$3,750,930	150,000	$0	$99,721
Executive Officer	2000	$592,319	$408,200		$22,201	$242,017	125,000	$0	$25,500
Edmund P. Segner, III	2002	$459,239	$380,000		$12,986	$157,529	60,000	$0	$116,078
President and Chief of Staff	2001	$449,239	$420,000		$13,999	$1,343,105	75,000	$0	$71,686
	2000	$433,467	$540,000		$13,204	$139,500	75,000	$0	$22,100
Loren M. Leiker	2002	$340,385	$288,000		$9,542	$112,525	60,000	$0	$84,462
Executive Vice President,	2001	$297,692	$300,000		$16,079	$1,165,822	50,000	$0	$38,700
Exploration & Development	2000	$272,310	$320,000		$8,369	$69,006	40,000	$0	$22,100
Gary L. Thomas	2002	$340,385	$288,000		$9,812	$112,525	60,000	$0	$84,462
Executive Vice President,	2001	$297,692	$300,000		$23,567	$1,165,822	50,000	$0	$44,618
Operations	2000	$272,310	$320,000		$38,716	$69,006	40,000	$0	$25,500
Barry Hunsaker, Jr.	2002	$305,577	$184,000		$9,059	$66,031	25,000	$0	$47,537
Senior Vice President and	2001	$284,039	$176,000		$9,830	$608,282	20,000	$0	$36,925
General Counsel	2000	$268,502	$200,000		$8,255	$63,008	15,000	$0	$22,100

(1)

Other Annual Compensation includes cash perquisite allowances and payment for vacation not taken in the prior two years (2000 and 2001). No Named Officer had “Perquisites and Other Personal Benefits” with a value greater than the lesser of $50,000 or 10% of reported salary and bonus. The Company maintains the 1996 Deferral Plan under which payment of base salary and annual bonus may be deferred to a later specified date. Since the 1996 Deferral Plan does not credit above-market or preferential earnings, no earnings have been reported as Other Annual Compensation.

(2)

Following is the aggregate number of shares of unreleased restricted stock and restricted stock units and their value as of December 31, 2002, for each of the Named Officers: Mr. Papa, 136,010 shares/units valued at $5,429,519; Mr. Segner, 48,156 shares/units valued at $1,922,388; Mr. Leiker, 55,334 shares/units valued at $2,208,933; Mr. Thomas, 40,470 shares/units valued at $1,615,562; and Mr. Hunsaker, 29,694 shares/units valued at $1,185,384. Dividend equivalents accrue from the date of grant and become payable effective with the vesting date of the shares. All restricted stock and restricted stock units granted to the other Named Officers vest five years from date of grant. Of Mr. Papa's restricted stock and restricted stock units, 36,510 vest in one-third increments after three, four and five years, and the remainder vest five years from date of grant. Upon the date a press release is issued announcing a pending Shareholder vote, tender offer, or other transaction which, if approved or consummated, would constitute a change of control of the Company as defined in the Company's Change of Control Severance Plan, all restrictions placed on each share of non-vested restricted stock or restricted stock unit shall lapse and such shares will become fully vested released securities.

(3)

Includes matching contributions under the Savings Plan, Company contributions on behalf of each employee to the Money Purchase Pension Plan and Company contributions on behalf of each employee to the 1996 Deferral Plan.

(4)	Mr. Papa's 2001 and 2002 bonus did not have a cash component as reported in the Report from the Compensation Committee Regarding Executive Compensation.

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Stock Option Grants During 2002

The following table sets forth information with respect to grants of stock options to the Named Officers reflected in the Summary Compensation Table and all employee optionees as a group. No stock appreciation rights (“SARs”) units were granted during 2002, and none are outstanding.

	2002 Grants						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term (1)
Name/Group	Options/ SARs Granted (#)(2)		Percent of Total Options Granted to Employees in Fiscal Year	Average Option Price Per Share		Expiration Date	0%(3)	5%		10%
Named Officers
Mark G. Papa	77,065	(4)	4.3%	$32.40		02/12/09	$0	$1,570,291		$3,979,425
	180,000	(5)	10.1%	33.66		08/07/12	0	3,810,347		9,656,167
Edmund P. Segner, III	60,000	(5)	3.4%	33.66		08/07/12	0	1,270,116		3,218,722
Loren M. Leiker	60,000	(5)	3.4%	33.66		08/07/12	0	1,270,116		3,218,722
Gary L. Thomas	60,000	(5)	3.4%	33.66		08/07/12	0	1,270,116		3,218,722
Barry Hunsaker, Jr.	25,000	(5)	1.4%	33.66		08/07/12	0	529,215		1,341,134
All Optionees	1,775,985		100.0%	33.65	(6)	2009-2012	0	37,583,935	(7)	95,245,070	(7)
All Shareholders	N/A		N/A	N/A		N/A	N/A	2,427,745,039	(7)	6,152,382,587	(7)
Optionees’ gain as % of all shareholders’ gain	N/A		N/A	N/A		N/A	N/A	1.55%		1.55%

(1)

The dollar amounts under these columns represent the potential realizable value of each grant of options assuming that the market price of the underlying security appreciates in value from the date of grant at the 5% and 10% annual rates prescribed by the SEC. These calculations are not intended to forecast possible future appreciation, if any, of the price of Company Common Stock.

(2)

Upon the date a press release is issued announcing a pending shareholder vote, tender offer, or other transaction which, if approved or consummated, would constitute a change of control of the Company as defined in the Company's Change of Control Severance Plan, stock options shall vest and be fully exercisable.

(3)

An appreciation in stock price, which will benefit all shareholders, is required for optionees to receive any gain. A stock price appreciation of zero percent would render the option without value to the optionees.

(4)	Stock options became 100% vested on February 12, 2002.

(5)	Stock options awarded on August 7, 2002 vest at the cumulative rate of 20% per year, commencing on the date of grant.

(6)	Weighted average grant price for all stock options for the purchase of Company Common Stock granted to employees in 2002.

(7)

Appreciation for all optionees is calculated using the maximum allowable option term of ten years, even though in some cases the actual option term is less than ten years. Appreciation for all shareholders is calculated using an assumed ten-year term, the weighted-average grant price for all optionees ($33.65) and the number of shares of Company Common Stock outstanding on December 31, 2002 (114,720,260).

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Aggregated Stock Option/SARs Exercises During 2002 and Stock Option/SARs Values as of December 31, 2002

The following table sets forth information with respect to the Named Officers concerning the exercise of options during the last fiscal year and unexercised options and SARs held as of the end of the fiscal year:

			Number of Securities Underlying Unexercised Options/SARs at December 31, 2002 (1)		Value of Unexercised In-the-Money Options/SARs at December 31, 2002 (1)
Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Mark G. Papa	0	$0	590,565	334,000	$9,110,689	$2,676,615
Edmund P. Segner, III	0	$0	197,000	153,000	$3,234,508	$1,324,455
Loren M. Leiker	0	$0	113,500	100,000	$1,632,594	$670,820
Gary L. Thomas	0	$0	364,990	100,000	$7,007,852	$670,820
Barry Hunsaker, Jr.	5,000	$99,688	105,720	41,000	$1,799,562	$282,445

(1)	There are no SARs applicable to the Named Officers.

Retirement and Supplemental Benefit Plans

The Company maintains a Savings Plan, that qualifies under Section 401(k) of the Internal Revenue Code, as amended, under which the Company currently matches 100% of employees’ pre-tax contributions up to 6% of annual base salary, subject to statutory limits. The Company also maintains a Money Purchase Pension Plan, under which the Company contributes from 3% to 9% of an employee's annual base salary and bonus, depending on the employee's age and years of service with the Company. Following are the current contribution percentages for the Named Officers: Mr. Papa, 9%; Mr. Segner, 9%; Mr. Leiker, 9%; Mr. Thomas, 9%; and Mr. Hunsaker, 7%. In addition, the Company may make contributions into the 1996 Deferral Plan in the event of a reduction in an employee's benefits under the Savings Plan or Money Purchase Pension Plan due to either statutory and/or plan earnings limits or the employee's deferral of salary into the 1996 Deferral Plan.

Severance Plans/Change of Control Provisions

The Company maintains a Severance Plan that provides benefits to employees who are terminated for failing to meet performance objectives or standards, or who are terminated due to reorganization or economic factors. The amount of benefits payable for performance related terminations is based on length of service and may not exceed six weeks pay. For those terminated as the result of reorganization or economic circumstances, the benefit is based on length of service and amount of pay up to a maximum payment of 26 weeks of base pay. In each case, if the employee signs a Waiver and Release of Claims Agreement, the severance pay benefits are doubled. Under no circumstances will the total severance pay benefit from the plan exceed 52 weeks of pay.

Under the Company's Change of Control Severance Plan, in the event of a change of control of the Company, any eligible employee who is involuntarily terminated or terminates for good reason, both as defined in the Change of Control Severance Plan, within two years following the change of control will receive severance benefits equal to two weeks of base pay multiplied by the number of full or partial years of service, plus one month of base pay for each $10,000 (or portion of $10,000) included in the employee's annual base pay, plus one month of base pay for each 5% of annual incentive award opportunity under any approved plan. The minimum an employee can receive is six months of base pay. The maximum an employee can receive is the lesser of 2.99 times the employee's average W-2 earnings over the past five years or three times the sum of the employee's annual base pay and 100% of the employee's annual incentive award opportunity under any approved plan. In addition, the Change of Control Severance Plan provides reimbursement for any excise tax, interest and penalties incurred if payments or benefits received due to a change of control create an excise tax liability under Section 280G of the Internal Revenue Code.

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Officers of the Company have the same change of control severance benefits. However, in 2001, the Named Officers entered into Change of Control Agreements, which supersede their Employment Agreements upon a change of control of the Company. In the event a Named Officer is involuntarily terminated or terminates for good reason within two years of a change of control of the Company, or voluntarily terminates for any reason during a 30 day window beginning six months after a change of control of the Company, the Change of Control Agreement provides a) a minimum severance benefit of 2.99 times annual base salary plus two times annual bonus award opportunity, b) the Money Purchase Pension Plan contributions and Savings Plan matching amounts that would have been made if the Named Officer had continued to be employed for three years, c) three years of medical and dental coverage, d) three years age and service credit for eligibility for the Company's retiree medical coverage, and e) outplacement services not to exceed $50,000. In addition, the Change of Control Agreements provide reimbursement for any excise tax, interest and penalties incurred if payments or benefits received due to a change of control create an excise tax liability under Section 280G of the Internal Revenue Code.

In order to ensure continuity of operations in the event of a change of control of the Company, as defined in the Company's Change of Control Severance Plan, a retention bonus plan would become effective. To be eligible to receive the retention bonus, an employee must stay with the Company through the effective date of the change of control and be employed by the acquiring company 180 days after the effective date, or be involuntarily terminated, as defined in the Company's Change of Control Severance Plan, by the acquiring company on or within 180 days after the effective date. Eligible employees would receive a bonus equal to the most recent bonus they had received under the Company's Annual Bonus Program, payable upon the earlier of 180 days after the effective date of the change of control or upon severance.

In addition, in the event of a change of control of the Company, as defined in the Company's Change of Control Severance Plan, holders of certain outstanding stock options granted under the Company's Bonus Stock Option Program, the All-Employee Stock Option Program and the Directors Stock Option Plan would be offered the opportunity to request that their rights under such grants be waived in return for a cash payment equal to 75 percent of the theoretical Black-Scholes value for each grant, as determined on the date a press release is issued announcing a pending shareholder vote, tender offer, or other transaction which, if approved or consummated, would constitute a change of control of the Company as defined in the Company's Change of Control Severance Plan. Holders of certain outstanding stock options granted outside of the programs described above, would be offered the opportunity to request that their rights under such grants be waived in return for a cash payment only upon an involuntary termination of employment, as defined in the Company's Change of Control Severance Plan.

Employment Contracts

Mr. Papa has entered into an employment agreement with the Company, which was amended on June 20, 2001. Pursuant to the amended employment agreement, Mr. Papa currently serves as Chairman of the Board and Chief Executive Officer at a minimum annual salary of $650,000. Upon signing the amendment, Mr. Papa was granted 60,000 shares of restricted stock that vest on May 8, 2006. In the event of his involuntary termination, Mr. Papa would receive a severance benefit equal to the greater of a) the salary and annual bonus award he would have received from the date of termination through the end of the Term of the employment agreement if his employment had continued or b) two times the sum of his then current annual base salary and his annual bonus award opportunity. In addition, in the event of his involuntary termination, Mr. Papa would receive the value of unvested stock options based on the difference between the Company's stock price at termination and the grant price of such options. The amended employment agreement contains a noncompete provision applicable in the event of Mr. Papa's termination of employment. The amended employment agreement expires on May 31, 2005, but will automatically be renewed annually for a one-year term unless either Mr. Papa or the Company provides a 120-day notice of intent not to renew.

Mr. Segner has entered into an employment agreement with the Company, which was amended on June 22, 2001. Pursuant to the amended employment agreement, Mr. Segner currently serves as President and Chief of Staff at a minimum annual salary of $445,000. Upon signing the amendment, Mr. Segner was

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granted 30,000 shares of restricted stock that vest on May 8, 2006. In the event of his involuntary termination, Mr. Segner would receive a severance benefit equal to the greater of a) the salary and annual bonus award he would have received from the date of termination through the end of the Term of the employment agreement if his employment had continued or b) two times the sum of his then current annual base salary and his annual bonus award opportunity. In addition, in the event of his involuntary termination, Mr. Segner would receive the value of unvested stock options based on the difference between the Company's stock price at termination and the grant price of such options. The amended employment agreement contains a noncompete provision applicable in the event of Mr. Segner's termination of employment. The amended employment agreement expires on May 31, 2005, but will automatically be renewed annually for a one-year term unless either Mr. Segner or the Company provides a 120-day notice of intent not to renew.

Mr. Leiker has entered into an employment agreement with the Company, which was amended on July 1, 2001. Pursuant to the amended employment agreement, Mr. Leiker currently serves as Executive Vice President, Exploration and Development at a minimum annual salary of $285,000. Upon signing the amendment, Mr. Leiker was granted 30,000 shares of restricted stock that vest on May 8, 2006. In the event of his involuntary termination, Mr. Leiker would receive a severance benefit equal to the greater of a) the salary and annual bonus award he would have received from the date of termination through the end of the Term of the employment agreement if his employment had continued or b) the sum of his then current annual base salary and his annual bonus award opportunity. The amended employment agreement contains a noncompete provision applicable in the event of Mr. Leiker's termination of employment. The amended employment agreement expires on May 31, 2005, but will automatically be renewed annually for a one-year term unless either Mr. Leiker or the Company provides a 120-day notice of intent not to renew.

Mr. Thomas has entered into an employment agreement with the Company, which was amended on July 1, 2001. Pursuant to the amended employment agreement, Mr. Thomas currently serves as Executive Vice President, North America Operations at a minimum annual salary of $285,000. Upon signing the amendment, Mr. Thomas was granted 30,000 shares of restricted stock that vest on May 8, 2006. In the event of his involuntary termination, Mr. Thomas would receive a severance benefit equal to the greater of a) the salary and annual bonus award he would have received from the date of termination through the end of the Term of the employment agreement if his employment had continued or b) the sum of his then current annual base salary and his annual bonus award opportunity. The amended employment agreement contains a noncompete provision applicable in the event of Mr. Thomas's termination of employment. The amended employment agreement expires on May 31, 2005, but will automatically be renewed annually for a one-year term unless either Mr. Thomas or the Company provides a 120-day notice of intent not to renew.

Mr. Hunsaker has entered into an employment agreement with the Company, which was amended on June 29, 2001. Pursuant to the amended employment agreement, Mr. Hunsaker currently serves as Senior Vice President and General Counsel at a minimum annual salary of $276,000. Upon signing the amendment, Mr. Hunsaker was granted 15,000 shares of restricted stock that vest on May 8, 2006. In the event of his involuntary termination, Mr. Hunsaker would receive a severance benefit equal to the greater of a) the salary and annual bonus award he would have received from the date of termination through the end of the Term of the employment agreement if his employment had continued or b) the sum of his then current annual base salary and his annual bonus award opportunity. In addition, in the event of his involuntary termination, Mr. Hunsaker would receive reimbursement for the difference between the cost of COBRA coverage and a private medical insurance policy for a maximum of six months beyond the end of his eligibility for COBRA coverage. The amended employment agreement contains a noncompete provision applicable in the event of Mr. Hunsaker's termination of employment. The amended employment agreement expires on May 31, 2005, but will automatically be renewed annually for a one-year term unless either Mr. Hunsaker or the Company provides a 120-day notice of intent not to renew.

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Certain Transactions

The Company and Enron Corp., which owned more than 5% of the Company's Common Stock during 2002, have in the past entered into transactions and agreements incident to their respective businesses. These transactions and agreements have related to, among other things, the purchase and sale of natural gas and crude oil, hedging and trading activities, and the provision of certain corporate services, including office space. During 2002, the Company paid Enron Corp. and its affiliates approximately $3.4 million in connection with transactions and agreements with such parties. Based on the Company's review of all matters related to Enron Corp. and its affiliates, the Company believes that Enron Corp.'s Chapter 11 proceedings will not have a material adverse effect on the Company's financial position.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company's executive officers and directors and persons who own more than 10% of the Common Stock to file reports of ownership and changes in ownership concerning the Common Stock with the SEC and to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon the Company's review of the Section 16(a) filings that have been received by the Company, the Company believes that all filings required to be made under Section 16(a) during 2002 were timely made, with the exception of a Form 4 filing for Mr. David R. Looney, the Company's Vice President, Finance, and Treasurer. Mr. Looney's Form 4 filing, which reported withholding of Common Stock to pay the tax liability upon vesting of Restricted Stock on September 9, 2002, was received three minutes late due to electronic transmission difficulties.

In the process of auditing records to ensure compliance with the reporting requirements mandated by the Sarbanes-Oxley Act of 2002, the Company discovered that the following transactions were not properly reported on Form 4 during 2000 and 2001: Mr. Timothy K. Driggers, the Company's Vice President, Accounting and Land Administration — open market sale of Common Stock on October 1, 2000; Mr. Leiker — withholding of Common Stock to pay the tax liability upon vesting of Restricted Stock on January 16, 2000; Mr. Looney — withholding of Common Stock to pay the tax liability upon vesting of Restricted Stock on September 7, 2000 and September 7, 2001 and same-day-sale exercise of Stock Options on April 25, 2001; Mr. Thomas — cash exercise of Stock Options on March 7, 2000 and March 10, 2000; and Mr. Wisner — same-day-sale exercise of Stock Options on September 15, 2000. Each named person filed a Form 5 on February 11, 2003 that reports these transactions.

The Company has determined that Phantom Stock Accounts maintained under the 1996 Deferral Plan are “non-derivative securities” reportable under Section 16(a) of the Exchange Act. Deferrals and dividend credits into Phantom Stock Accounts were properly reported for participating executive officers and directors on either a Form 4 or Form 5 during 2002. The following executive officers and directors did not report Phantom Stock Account transactions for the years indicated: Mr. Alcorn — deferral of quarterly fees and quarterly dividend credits in 2001; Mr. Papa — deferral of annual bonus and quarterly dividend credits in 2001; Mr. Randall — deferral of quarterly fees and quarterly dividend credits in 1998, 1999, 2000 and 2001; Mr. Segner — quarterly dividend credits in 2000 and 2001; Mr. Textor — deferral of quarterly fees and quarterly dividend credits in 2001; and Mr. Wisner — deferral of quarterly fees and quarterly dividend credits in 1998, 1999, 2000 and 2001. Each named person filed a Form 5 on February 11, 2003 that reports these transactions.

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ITEM 2.

RATIFICATION OF APPOINTMENT OF AUDITORS

General

In 2000, the Board of Directors approved and adopted an Audit Committee Charter. Under the rules of the New York Stock Exchange, all of the members of the Audit Committee are independent.

During fiscal year 2002, the Company retained its principal auditors, Deloitte & Touche LLP (“Deloitte”), independent public accountants, to provide services in the following categories and amounts:

Audit Fees — $417,700

Financial Information Systems Design and Implementation Fees — $0

All Other Fees — $55,069

Change of Auditors

On February 27, 2002, Arthur Andersen LLP (“Andersen”) was dismissed as independent accountant for the Company effective upon completion of its audit of the Company's financial statements for the year ended December 31, 2001, and Deloitte was appointed as the new independent accountant for the Company to replace Andersen for the year ending December 31, 2002. The decision to dismiss Andersen and to appoint Deloitte was recommended by the Audit Committee of the Board of Directors at its meeting on February 27, 2002, and was approved by the Board of Directors at its meeting on February 27, 2002.

Andersen's reports on the Company's financial statements for the two fiscal years ended December 31, 2000 and December 31, 2001, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the two fiscal years ended December 31, 2000 and December 31, 2001 and the period from January 1, 2002 through February 27, 2002, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Andersen, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

Ratification of Appointment for 2003

Pursuant to the recommendation of the Audit Committee, the Board of Directors appointed Deloitte to audit the consolidated financial statements of the Company for the year ending December 31, 2003.

Ratification of this appointment shall be effective upon receiving the affirmative vote of the holders of a majority of the Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Accordingly, under Delaware law and the Restated Certificate of Incorporation and bylaws of the Company, abstentions would have the same legal effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of determining whether a majority had been achieved.

In the event the appointment is not ratified, the Board of Directors will consider the appointment of other independent auditors. A representative of Deloitte is expected to be present at the Annual Meeting and will be available to make a statement if such representative desires to do so and to respond to appropriate questions.

The Board of Directors recommends voting “FOR” this proposal.

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REPORT OF THE AUDIT COMMITTEE

In connection with the Company's December 31, 2002 financial statements, the Audit Committee (1) reviewed and discussed the audited financial statements with management; (2) discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61, as amended; and (3) received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, discussed with the independent auditors the independent auditors’ independence, and considered whether the provision of non-audit services by the Company's principal auditors is compatible with maintaining auditor independence. Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the Company's audited financial statements be included or incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Donald F. Textor, Chairman
George A. Alcorn
Charles R. Crisp
Edward Randall, III
Frank G. Wisner

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Shareholders may propose matters to be presented at shareholder meetings and may also nominate persons to be directors. Formal procedures have been established for those proposals and nominations.

Proposals for 2004 Annual Meeting

Pursuant to various rules promulgated by the SEC, any proposals of holders of Common Stock of the Company intended to be presented at the Annual Meeting of Shareholders of the Company to be held in 2004 must be received by the Company, addressed to Patricia L. Edwards, Vice President, Human Resources, Administration & Corporate Secretary (the “Secretary”), 333 Clay Street, Suite 4200, Houston, Texas 77002, no later than November 28, 2003, to be included in the Company's proxy statement and form of proxy relating to that meeting.

In addition to the SEC rules described in the preceding paragraph, the Company's bylaws provide that for business to be properly brought before the Annual Meeting of Shareholders, it must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder of the Company who is a shareholder of record at the time of giving of notice hereinafter provided for, who shall be entitled to vote at such meeting and who complies with the following notice procedures. In addition to any other applicable requirements for business to be brought before an annual meeting by a shareholder of the Company, the shareholder must have given timely notice in writing of the business to be brought before an Annual Meeting of Shareholders of the Company to the Secretary of the Company. To be timely, notice given by a shareholder must be delivered to or mailed and received at the principal executive offices of the Company, 333 Clay Street, Suite 4200, Houston, Texas 77002, no later than November 28, 2003. The notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Company's books, of the shareholder proposing such business, (iii) the acquisition date, the class and the number of shares of voting stock of the Company which are owned beneficially by the shareholder, (iv) any material interest of the shareholder in such business, and (v) a representation that the shareholder intends to appear in person or by proxy at the meeting to bring the proposed business before the meeting. Notwithstanding the foregoing bylaw provisions, a shareholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder with respect to the matters set forth in the foregoing bylaw provisions.

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Notwithstanding anything in the Company's bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures outlined above.

Nominations for 2004 Annual Meeting and for Any Special Meetings

Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Company's Board of Directors may be made at a meeting of shareholders (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Company who is a shareholder of record at the time of giving of notice hereinafter provided for, who shall be entitled to vote for the election of directors at the meeting and who complies with the following notice procedures. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, notice given by a shareholder shall be delivered to or mailed and received at the principal executive offices of the Company, 333 Clay Street, Suite 4200, Houston, Texas 77002, (i) with respect to an election to be held at the 2004 Annual Meeting of Shareholders of the Company, on or before November 28, 2003, and (ii) with respect to an election to be held at a special meeting of shareholders of the Company for the election of directors, not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of meeting was made, whichever first occurs. Such notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to the person that is required to be disclosed in solicitations for proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Exchange Act (including the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected); and (b) as to the shareholder giving the notice (i) the name and address, as they appear of record on the Company's books, of such shareholder, and (ii) the class and number of shares of capital stock of the Company which are beneficially owned by the shareholder. In the event a person is validly designated as a nominee to the Board of Directors and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the shareholder who proposed such nominee, as the case may be, may designate a substitute nominee. Notwithstanding the foregoing bylaw provisions, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in the foregoing bylaw provisions.

GENERAL

As of the date of this proxy statement, the management of the Company has no knowledge of any business to be presented for consideration at the meeting other than that described above. If any other business should properly come before the meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the judgment of the persons named in such proxies.

The cost of any solicitation of proxies will be borne by the Company. In addition to solicitation by use of the mails, certain officers and regular employees of the Company may solicit the return of proxies by telephone, telegraph or personal interview. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of material to and solicitation of proxies from the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out of pocket expenses incurred by them in connection therewith.

By Order of the Board of Directors,

PATRICIA L. EDWARDS
Vice President, Human Resources,
Administration & Corporate Secretary

Houston, Texas
March 27, 2003

17

EOG RESOURCES, INC.

NOTICE OF ANNUAL MEETING/PROXY STATEMENT
MAY 6, 2003

     The enclosed form of proxy is solicited by the Board of Directors of EOG Resources, Inc. (the “Company” or “EOG”) to be used at the annual meeting of shareholders to be held in the LaSalle “A” Ballroom of the Doubletree Hotel at Allen Center, 400 Dallas Street, Houston, Texas, at 2:00 p.m. Houston time on Tuesday, May 6, 2003 (the “Annual Meeting”). The mailing address of the principal executive offices of the Company is 333 Clay Street, Suite 4200, Houston, Texas 77002. This proxy statement and the related proxy are to be first sent or given to the shareholders of the Company on approximately March 27, 2003. Any shareholder giving a proxy may revoke it at any time provided written notice of such revocation is received by the Vice President, Human Resources, Administration & Corporate Secretary of the Company before such proxy is voted; otherwise, if received in time, properly completed proxies will be voted at the Annual Meeting in accordance with the instructions specified thereon. Shareholders attending the Annual Meeting may revoke their proxies and vote in person.

     Holders of record at the close of business on March 10, 2003, of Common Stock of the Company, par value $.01 per share (the “Common Stock”), will be entitled to one vote per share on all matters submitted to the meeting. On March 10, 2003, the record date, there were outstanding 114,940,924 shares of Common Stock. There are no other voting securities outstanding.

     The Company’s annual report for the year ended December 31, 2002, is being mailed herewith to all shareholders entitled to vote at the Annual Meeting. However, the annual report does not constitute a part of the proxy soliciting materials.

TO THE SHAREHOLDERS:

     Notice is hereby given that the annual meeting of shareholders of EOG Resources, Inc. (the “Company”) will be held in the LaSalle “A” Ballroom of the Doubletree Hotel at Allen Center, 400 Dallas Street, Houston, Texas, at 2:00 p.m. Houston time on Tuesday, May 6, 2003, for the purposes stated on the reverse.

(continued on other side)

525 WASHINGTON BLVD. SUITE 4690 - 9th FLOOR JERSEY CITY, NJ 07303

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
EOGRS1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EOG RESOURCES, INC.

Directors Vote
1.	To elect seven directors of the Company to hold office until the next annual meeting of shareholders and until their respective successors are duly elected and qualified;
	01) George A. Alcorn 02) Charles R. Crisp 03) Mark G. Papa 04) Edward Randall, III	05) Edmund P. Segner, III 06) Donald F. Textor 07) Frank G. Wisner	For All	Withhold All	For All Except	To withhold authority to vote, mark "For All Except" and write the nominee’s number on the line below.
			|_|	|_|	|_|

Vote On Proposals
		For	Withhold	Abstain
2.	To ratify the Board of Directors’ appointment of Deloitte & Touche LLP, independent public accountants, as auditors for the Company for the year ending December 31, 2003;	|_|	|_|	|_|
3.	To transact such other business as may properly be brought before the meeting or any adjournments thereof.	|_|	|_|	|_|

      Holders of record of Common Stock of the Company at the close of business on March 10, 2003, will be entitled to notice of and to vote at the meeting or any adjournments thereof.

        Shareholders who do not expect to attend the meeting are encouraged to vote via the Internet, vote by phone or vote by returning a signed proxy card.

By Order of the Board of Directors,
Houston, Texas March 27, 2003		PATRICIA L. EDWARDS Vice President, Human Resources, Administration & Corporate Secretary

Signature[PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date